UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2014

LUSTROS INC.

(Exact name of Registrant as specified in its charter

Utah	000-30215	45-5313260
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9025 Carlton Hills Blvd. Ste. A

Santee, CA 92071

(Address of principal executive offices)

Phone: (619) 449-4800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

OTHER EVENTS

The Company’s subsidiary, Lustros Chile SpA, is engaged in arbitration in Chile, Docket Number 1933-2013, before Mr. Juan Carlos Varela M., a Chilean arbitrator, pursuant to which Nueva Pudahuel is asking for the termination of the tails contract referred to the “Congo” project. He is also demanding the restitution of some alleged properties, the payment of allegedly due rent, and alleged damages in the amount of $3,017,191 US Dollars: (i) $775,396.50 US Dollars for unpaid rents 2013-2014; (ii) $77,539.65 US Dollars for each month of delay; and (iii) UF (Unidad de Fomento, a funds index used in Chile) 50.000 or approximately $2.1m under an alleged penalty clause. Lustros is asking for the termination of the contract, plus damages of UF 50.000 or approximately $2.1m in a counterclaim under the penalty clause. On July 31, 2014 we filed our rejoinder to their claim and our rebuttal to our counterclaim. On September 16, 2014 and September 29, 2014, the parties attended conciliatory hearings before the arbitrator. The arbitrator conceded an extension for the parties to continue conversations about the possibility to settle. That extension ended on October 6, 2014. In addition, Lustros Chile SpA has filed a civil law action, objection to an arbitrator Docket Number 111-2014 before the 23rd Civil Trial Court in Santiago. We are asking the Civil Trial Court to declare that Mr. Varela, as an arbitrator for the case Docket Nº 1933-2013, cannot continue the arbitration because of his objection in the process. This action was brought since the arbitrator filed a preliminary decision on the matter before he was allowed to do so. Therefore, we believe that he lacks impartiality for the final ruling.

On October 16, 2014, we were informed that an injunction order was granted by Mr. Varela and executed on Lustros Chile SpA’s assets in the arbitration.

As a consequence, the following assets are and will remain seized:  Lustros Chile SpA’s shares in Sulfatos (600,000 shares); 24,000 shares in Bluestone SpA; bank account ending in 0748 at Itaú Bank; all credit that Lustros Chile SpA has against Sulfatos Chile S.A.; and all credit related to the current account between Lustros Chile SpA and Sulfatos Chile S.A. On October 16, 2014 the Company’s bank account at Itau Bank was levied for 29,019,497 CLP or approximately $49,636 US Dollars. These measures will remain in place until Lustros Chile SpA pays Nueva Pudahuel the full claimed amount, offers assets as guarantee, or arrives at a settlement. Lustros Chile SpA continues to vigorously defend against the actions taken and is working through its Chilean attorneys to resolve these matters as soon as reasonably possible.

On October 22, 2014 a bank account belonging to the Company’s subsidiary, Sulfatos Chile S.A. at BICE Bank was levied for 6,196,654 CLP or approximately $10,599 US Dollars. We believe that this is an attachment that stems from a labor law suit which Sulfatos Chile S.A. agreed to settle for 25m CLP or approximately $42,761 US Dollars that is currently unpaid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSTROS INC.
Date: October 23, 2014	By: /s/ William Farley
William Farley
Chief Executive Officer